UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2022

TREVENA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36193	26-1469215
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

955 Chesterbrook Boulevard, Suite 110

Chesterbrook, PA 19087

(Address of principal executive offices and zip code)

(610) 354-8840

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	TRVN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Special Meeting held on September 8, 2022, the following proposals were submitted to the stockholders of the Company:

(i)	Proposal 1: Approval of an amendment to the Company’s Amended and Restated Articles of Incorporation, as amended, to effect a reverse stock split of the Company’s outstanding shares of common stock by a ratio of any whole number between 1-for-2 and 1-for-25, at any time prior to December 19, 2022, with the exact ratio to be set within that range at the discretion of the Board of Directors, without further approval or authorization by the Company’s stockholders, was approved; and

(ii)	Proposal 2: Approval of an adjournment of the Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt Proposal 1, was approved.

For more information about the foregoing proposals, see the Company’s Proxy Statement for the Special Meeting.

At the Special Meeting, there were, represented in person or by proxy, shares of common stock, Series A Convertible Preferred Stock and Series B Convertible Preferred Stock representing 5,172,526,485 votes, or approximately 98.75% of the voting power on the record date, constituting a quorum. As previously described in the Proxy Statement, (i) each share of common stock was entitled to one vote per share, (ii) each share of Series A Convertible Preferred Stock was entitled to one vote per share on an as-converted-to-common stock basis, or an aggregate of 6,845,400 votes, calculated using a conversion price of $0.263 per share, as further described in the Proxy Statement, and (iii) each share of Series B Convertible Preferred Stock was entitled to 25,000,000 votes on each proposal; provided, that such votes were automatically voted in a manner that “mirrors” the proportions on which the shares of common stock (excluding any shares of common stock that are not voted) and Series A Convertible Preferred Stock were voted on the proposals.

Each of the proposals was approved at the Special Meeting. The number of votes cast for, against, or withheld, as well as abstentions and broker non-votes, if applicable, in respect of each such proposal is set forth below:

Proposal 1 — Approval of an amendment to the Company’s Amended and Restated Articles of Incorporation, as amended, to effect a reverse stock split of the Company’s outstanding shares of common stock by a ratio of any whole number between 1-for-2 and 1-for-25, at any time prior to December 19, 2022, with the exact ratio to be set within that range at the discretion of the Board of Directors, without further approval or authorization by the Company’s stockholders.

	For	Against	Abstain
Total:	3,058,894,210	2,048,086,006	1,366,110

Proposal 2 – Approval of an adjournment of the Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt Proposal 1.

	For	Against	Abstain
Total:	3,118,562,870	1,988,725,734	1,057,722

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TREVENA, INC.

Date: September 12, 2022	By:	/s/ Barry Shin
Barry Shin
Senior Vice President, Chief Financial Officer